APPENDIX C-2

Form of Dissenter's Appraisal Notice

Dissenter's Appraisal Notice of Dragon Pharmaceutical Inc.
Delivered Pursuant to Section 607.1322 of the Florida Business Corporation Act

Our Company's estimate of the fair value of the shares which are the subject of this notice is $0.82 per share of common stock, and we hereby offer to pay such estimated fair value.

Demand for payment must be sent by to the Company by mail, courier, facsimile or electronic mail by July , 2010 as follows:

Chief Respect Limited.
Suite 310, 650 West Georgia Street
Vancouver, British Columbia
Canada V6B 4N9
Attention: Mr. Yanlin Han

Certificates of the Company's shares must be deposited by July , 2010 as follows:

Computershare Trust Company of Canada (Vancouver),
3rd Floor, 510 Burrard,
Vancouver, British Columbia, Canada, V6C 3B9

A form for demanding payment is attached to this Dissenter's Appraisal Notice as Exhibit A.

A copy of the dissent and appraisal provisions of the Florida Business Corporation Act is attached as Appendix C-1 to proxy statement to which this Dissenter's Appraisal Notice is attached.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, is included in this proxy statement.

A notice to withdraw any demand for payment must be received by July , 2010.

If requested in writing, we will provide to the shareholder so requesting by _____ the number of shareholders and the total number of shares held by them who have returned a demand for payment by the date specified above.

C-2-1

EXHIBIT A TO APPENDIX C-2

Form of Dissenter's Appraisal Notice To Company

Name and Address of Shareholder exercising dissent and appraisal rights:

________________________________________
________________________________________
________________________________________

Number of shares of common stock of Shareholder over which Shareholder is exercising dissent and appraisal rights:

______________________________

The undersigned hereby certifies that he/she/it acquired the shares of the Company before May 28, 2010 , being the record date for approval of the proposed Merger, and did not vote for the proposed Merger.

The undersigned hereby accepts the Company's offer as set forth in this Dissenter's Appraisal Notice:

Yes [   ]  No [   ]

If our offer is not accepted, the shareholder's estimated fair value of the shares is $_________ per share of common stock and the undersigned hereby demands payment of this estimated value plus interest.

Dated: _____________, 2010.

_____________________________________
Signature
_____________________________________
Print Name
_____________________________________
Print Title

Co-Owner, if any

_____________________________________
Signature
_____________________________________
Print Name
_____________________________________
Print Title

C-2-2